Exhibit 99.1

Chicago Atlantic Real Estate Finance Funds Senior Secured Credit Facility

to Sanctuary Medicinals

CHICAGO—(January 27, 2022) Chicago Atlantic Real Estate Finance, Inc. (NASDAQ: REFI) ("Chicago Atlantic" or the “Company”), a commercial real estate finance company, announced today it funded $10 million as the initial advance of a new $25 million senior secured credit facility to Sanctuary Medicinals LLC ("Sanctuary") to support their retail and cultivation expansion in Florida.

Headquartered in Apopka, Florida, Sanctuary operates a premier cultivation and processing facility with 5 operational dispensaries and plans to open more than 18 additional locations in Florida during 2022.

“Sanctuary is a best-in-class operator who has proven their ability to obtain highly coveted licenses and build preeminent retail and cultivation assets at incredible speed,” said Tony Cappell, Chief Executive Officer at Chicago Atlantic. “This financing will allow them to continue their expansion in the Florida market, creating one of the top private multi-state operators in the industry.”

Jason Sidman, CEO of Sanctuary, added, “It has been a pleasure to work with the Chicago Atlantic team. This facility will enable Sanctuary Medicinals to expand our dispensary footprint and cultivation capacity at a faster rate, in one of the most robust medicinal markets in the country.”

Since completing its initial public offering in December 2021, Chicago Atlantic has funded a total of $28.6 million of principal under five new loans and credit facilities to five separate operators as well as an additional $45.6 million of principal to existing borrowers under current credit facilities in 12 states for total loan fundings of approximately $74.2 million.

About Chicago Atlantic Real Estate Finance, Inc.

Chicago Atlantic Real Estate Finance, Inc. is a commercial real estate finance company that manages a diversified portfolio of real estate credit investments primarily in the cannabis space and is actively investing across the value chain. Led by a senior management team with extensive experience in real estate credit, direct lending, risk management and real estate acquisitions and development, Chicago Atlantic and its sponsor have created a leading cannabis lending platform. Chicago Atlantic intends to elect and qualify to be taxed as a REIT under Section 856 of the Internal Revenue Code of 1986. Chicago Atlantic is managed by Chicago Atlantic REIT Manager, LLC.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements reflect the current views of the Company and its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The information in this presentation is current only as of today, and the Company’s business or financial condition and other information in this release may change after that date. The Company undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions. You are urged to review and carefully consider any cautionary statements and other disclosures, including the statements under the heading “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission.

Factors that may cause actual results to differ materially from current expectations include, among others: changes in the Company’s business and investment strategy; the impact of COVID-19 on the Company’s business and the global economy; the ability of Chicago Atlantic REIT Manager, LLC (the “Manager”) to locate suitable loan opportunities for the Company, monitor and actively manage the Company’s loan portfolio and implement the Company’s investment strategy; allocation of loan opportunities to the Company by the Manager and its affiliates; actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law; the estimated growth in and evolving market dynamics of the cannabis market; the demand for cannabis cultivation and processing facilities; shifts in public opinion regarding cannabis; changes in the value of the Company’s loans; rates of default or decreased recovery rates on the Company’s loans; the departure of any of the executive officers or key personnel supporting and assisting the Company from the Manager or its affiliates; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain the Company’s exclusion or exemption from registration under the Investment Company Act of 1940; and the Company’s ability to qualify and maintain the Company’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

For REFI investor relations please contact:

Tripp Sullivan

SCR Partners

(615) 942-7077

IR@REFI.reit

For Chicago Atlantic financing inquiries please contact:
Thomas Miles
Vice President
Chicago Atlantic Real Estate Finance, Inc.
(847) 373-5804
tmiles@chicagoatlantic.com

###